SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☑ Preliminary Information Statement

☐ Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

KNOBIAS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

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(4) Date Filed: N/A

KNOBIAS, INC.
Building 2, Suite 500
875 Northpark Drive
Ridgeland, MS 39157

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held October [      ], 2007

To All Stockholders of Knobias, Inc.:

Notice is hereby given that Knobias, Inc. (“Knobias” or the “Company”) will hold a special meeting of its stockholders on October [   ], 2007, at [   ] local time, at [   ], for the following purposes:

1.  To consider and vote on a proposal to adopt a Second Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate”) which, among other things, will (a) amend the rights, preferences, privileges, terms and conditions of the Company’s outstanding shares of Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”); (b) effect a 100-for-1 reverse stock split of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), whereby, for every 100 shares of Common Stock then owned, each stockholder shall receive one share of Common Stock; (c) permit the stockholders of the Company to act by written consent in lieu of a meeting, as permitted by the Delaware General Corporation Law; and (d) eliminate the requirement that amendments to certain provisions of the Company’s Certificate of Incorporation and stockholder amendments to the Company’s Bylaws must be approved by holders of at least 80% of the voting power of the Company’s outstanding stock.

2.  To consider and act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

This notice and the accompanying information statement are first being mailed to Knobias stockholders on or about September [   ], 2007. The date of the accompanying information statement is September [   ], 2007. The Board of Directors has fixed the close of business on September [   ], 2007 as the record date for determination of the stockholders entitled to notice of and to vote at the special meeting and any adjournment or postponement of the meeting. A list of stockholders entitled to vote at the special meeting will be available for inspection by any stockholder at Knobias’ executive offices beginning ten days prior to the date of the special meeting.

Holders of at least 80% of the aggregate number of shares of our voting securities outstanding on the record date have indicated that they intend to vote in favor of the proposal at the special meeting; accordingly, no other stockholder consents, votes, or proxies are being solicited in connection with the special meeting.

We are furnishing the accompanying information statement to you in connection with the matters to be presented at the special meeting. The accompanying information statement describes such matters in greater detail.

KNOBIAS, INC. By Order of the Board of Directors September [ ], 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. HOWEVER, WE ARE NOT
ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

KNOBIAS, INC.
Building 2, Suite 500
875 Northpark Drive
Ridgeland, MS 39157

INFORMATION STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS

To Be Held October [     ], 2007

INTRODUCTION

This Information Statement is first being mailed on or about September [   ], 2007, to the holders of record of the common stock, par value $0.01 per share (the “Common Stock”), Series A Preferred Stock and Series B Senior Convertible Preferred Stock, par value $0.01 per share (collectively, the “Preferred Stock,” and, together with the Common Stock, the “Shares,” and such holders, the “Stockholders”) of Knobias, Inc. (“we,” “us” or the “Company”), as of the close of business on September [   ], 2007 (the “Record Date”). This Information Statement relates to a proposal (the “Proposal”) by the Board of Directors of the Company (the “Board”) to adopt a Second Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate”) which, among other things, will (a) amend the rights, preferences, privileges, terms and conditions of the Company’s outstanding shares of Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”); (b) effect a 100-for-1 reverse stock split of the Common Stock, whereby, for every 100 shares of Common Stock then owned, each Stockholder shall receive one share of Common Stock; (c) permit the Stockholders to act by written consent in lieu of a meeting, as permitted by the Delaware General Corporation Law; and (d) eliminate the requirement that amendments to certain provisions of the Company’s Certificate of Incorporation and stockholder amendments to the Company’s Bylaws must be approved by holders of at least 80% of the voting power of the Company’s outstanding stock.

The Board has called a special meeting (the “Special Meeting”) of the Stockholders to vote on the Proposal. The meeting will be held at [   ] a.m., on October [   ], 2007, at [   ]. The Board has unanimously recommended that the Stockholders vote in favor of the Proposal. Holders of the issued and outstanding shares of the Series A Preferred Stock and the Series B Convertible Preferred Stock (the “Series B Preferred Stock”) have indicated that they intend to vote for the approval of the Proposal. As described elsewhere herein, the shares of Series A Preferred Stock and Series B Preferred Stock collectively entitle the holders thereof to a number of votes sufficient to approve the Proposal; accordingly, we are not asking the Stockholders for a proxy and the Stockholders are requested not to send us a proxy in connection with the Special Meeting.

This Information Statement is being furnished to you in order to provide you with material information concerning the Proposal in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations promulgated thereunder, including Regulation 14C. We are required to have the Proposal submitted to the Special Meeting because Stockholders cannot currently take action by written consent. The ability to take action by written consent of less than all of our Stockholders is one of the amendments that is being proposed as part of our Amended and Restated Certificate, as described herein.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of voting stock.

We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders.  Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:  Building 2, Suite 500, 875 Northpark Drive, Ridgeland, MS 39157, Attn: Steven B. Lord, President and CEO.  Mr. Lord may also be reached by telephone at 601-978-3399 and fax 601-978-3675.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 Shares, comprised of (i) 95,000,000 shares of Common Stock, of which 53,038,942 shares were issued and outstanding as of the Record Date; and (ii) 5,000,000 shares of Preferred Stock, 2,000,000 of which have been designated as Series A Preferred Stock, of which 541,667 were issued and outstanding as of the Record Date, and 600,000 of which have been designated as Series B Preferred Stock, of which 517,520.3 were issued and outstanding as of the Record Date. Holders of Shares have no preemptive rights to acquire or subscribe to any additional Shares.

Pursuant to our current Certificate of Incorporation and the provisions of the Delaware General Corporation Law (the “DGCL”), the holders of the Preferred Stock vote with the holders of the Common Stock together, and not as a separate class, and are entitled to vote on all matters submitted to the Stockholders. Each share of Common Stock entitles its holder to one vote on each matter submitted to the Stockholders. Each share of Series A Preferred Stock entitles its holder to such number of votes as is equal to the number of shares of Common Stock then issuable upon the conversion of the Series A Preferred Stock, which is currently four (4) shares of Common Stock. Pursuant to the Certificate of Designation of the Series B Preferred Stock, effective June 6, 2007, until the Company’s Certificate of Incorporation is amended to either implement a reverse stock split of the Common Stock or increase the number of shares of Common Stock which the Company is authorized to issue, in either event such that there is a sufficient number of authorized but unissued shares of Common Stock reserved for issuance upon the conversion of the Series B Preferred Stock in accordance with the terms thereof, each share of Series B Preferred Stock will be deemed to have such number of votes as is equal to 748.5 shares of Common Stock; accordingly, since the rights, preferences and privileges of the Series B Preferred Stock grant to the holders of the Series B Preferred Stock sufficient voting power to approve the Proposal, no other stockholder consents, votes, or proxies will be solicited in connection with this Information Statement or the Special Meeting.

The following table presents information, to the best of the Company's knowledge, relating to the beneficial ownership of Common Stock, Series A Preferred Stock and Series B Preferred Stock as of the Record Date, by those persons known to beneficially own more than 5% of the Shares and by its directors and executive officers.

	Common Stock			Series A Preferred Stock			Series B Preferred Stock
Name and Address	Number		%	Number		%	Number		%
E. Key Ramsey P.O. Box 2785 Ridgeland, MS 39158	5,199,474	(1)	9.8	0		0	8,000		1.5

Gregory E. Ballard P.O. Box 2785 Ridgeland, MS 39158	5,270,921	(2)	9.9	0		0	8,000		1.5

Danny M. Dunnaway 875 Northpark Drive, Bldg. 2, Suite 500 Ridgeland, MS 39157	3,074,861	(3)	5.8	0		0	0		0

Duncan Capital Group, LLC 420 Lexington Avenue, Suite 450 New York, NY 10170	9,746,763	(4)	18.4	250,000	(4)	46.1	7,500	(4)	1.4

CAMOFI Master LDC 350 Madison Avenue 8th Floor New York, NY 10017	0		0	83,333		15.4	201,058.4		38.8

Bushido Capital Partners, Ltd. 145 East 57th Street 11th Floor New York, NY 10022	0		0	208,333		38.5	287,961.9		55.6

Gamma Opportunity Capital Partners, LP 1967 Longwood- Lake Mary Rd. Longwood, FL 32750	0		0	0		0	5,000		1.0

	Common Stock			Series A Preferred Stock		Series B Preferred Stock
Name and Address	Number		%	Number	%	Number	%
Directors and Executive Officers

John S. Gross 875 Northpark Drive, Bldg. 2, Suite 500 Ridgeland, MS 39157	0		0	0	0	0	0

Steven B. Lord 875 Northpark Drive, Bldg. 2, Suite 500 Ridgeland, MS 39157	0	(6)	0	0	0	0	0

Susan R. Walker 875 Northpark Drive, Bldg. 2, Suite 500 Ridgeland, MS 39157	0		0	0	0	0	0

Stephen R. Wilson 1070 Park Avenue New York, NY 10128	0		0	0	0	0	0

All Directors and Executive Officers as a Group	0		0	0	0	0	0

* Less than 1% of the class.

(1)  Includes (i) 4,441,293 shares owned individually and (ii) 828,181 shares held by Ramsey Children's Trust.

(2)  Includes (i) 4,229,180 shares owned individually and (ii) 1,104,241 shares held by Ballard Children's Trust.

(3)  Includes (i) 304,380 shares through Danny M. Dunnaway, LLC in which Mr. Dunnaway owns a 90% membership interest; (ii) 86,070 shares owned by Mr. Dunnaway as custodian for a minor child; (iii) 251,123 shares held in an IRA account for Mr. Dunnaway; (iv) 85,096 shares owned by his wife; (v) 173,500 shares held in an IRA account for his wife; (vi) 413,025 shares owned by Danny M. Dunnaway Charitable Remainder Unitrust; (vii) 413,025 shares owned by the Danny M. Dunnaway Foundation; and (viii) 1,358,642 shares owned individually.

(4)  Includes a warrant to purchase 48,000 shares of common stock issued to Bridges and PIPES, LLC, an affiliate of Duncan Capital Group, LLC. Duncan Capital Group, LLC owns 41,667 shares of Series A Preferred Stock, and Bridges and PIPES, LLC owns 208,333 shares of Series A Preferred Stock and 7,500 shares of Series B Preferred Stock. In connection with the recent restructuring transactions, certain holders of the Series A Preferred Stock elected to convert their shares of Series A Preferred Stock into shares of Common Stock, at the rate of 124.623 shares of Common Stock for every share of Series A Preferred Stock. However, neither Duncan Capital Group, LLC nor Bridges and PIPES, LLC made such election.

(5)  Includes 8,000 shares of Series B Preferred Stock.

(6)  Pursuant to Mr. Lord’s employment agreement with the Company, Mr. Lord was awarded options to purchase 4.5% of the Company's fully diluted Common Stock on the date of employment, after giving effect to the restructuring described herein. However, inasmuch as all of such transactions have not yet been completed, the number of shares subject to such options cannot yet be determined.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of Common Stock over which the stockholder has sole or shared voting or investment power. It also includes shares of Common Stock that the stockholder has a right to acquire within 60 days through the exercise of any option, warrant or other right. The percentage ownership of the outstanding Common Stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our Common Stock.

PROPOSAL TO ADOPT THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

The Board has approved and recommended that the Stockholders adopt the Amended and Restated Certificate. The following is a summary of certain material provisions of the Amended and Restated Certificate (a copy of which is attached as Annex A to this Information Statement and which we incorporate by reference herein) and the Board’s reasons for recommending the approval thereof. This summary does not purport to be complete and may not contain all of the information about the Amended and Restated Certificate that is important to you. We encourage you to read carefully the Amended and Restated Certificate in its entirety, as the rights, preferences and privileges of the holders of all of our Shares are to be governed by the express terms of the Amended and Restated Certificate, and not by this summary or any other information contained in this Information Statement.

Introduction and Background

As we previously disclosed to our Stockholders, on June 6, 2007, we consummated a capital restructuring with CAMOFI Master LDC (“CAMOFI”) and other principal creditors. As part of the restructuring, the Company entered into a Securities Purchase Agreement with CAMOFI (the “Securities Purchase Agreement”), pursuant to which CAMOFI purchased $1.53 million in senior secured convertible notes, due June 6, 2010. In addition to the new financing, and pursuant to the restructuring: (i) outstanding indebtedness, accrued interest and penalties, in the aggregate amount of approximately $5.1 million, were converted into the Series B Preferred Stock, (ii) remaining indebtedness of the Company, in the principal amount of approximately $250,000, was converted into 4-year subordinated loans, (iii) subject to stockholder approval, the terms of the Company's outstanding Series A Preferred Stock were amended with the consent of certain holders of the Series A Preferred Stock in order to eliminate certain rights, preferences and privileges of the Series A Preferred Stock, (iv) certain holders of the Series A Preferred Stock agreed to convert those shares into Common Stock, upon the effectiveness of the proposed reverse stock split described below, (v) certain holders of existing warrants and options of the Company agreed to cancel their outstanding warrants and options, and (vi) additional indebtedness in the principal amount of $200,000 was repaid.

The purpose of the Proposal is to complete the restructuring by amending the Company’s Certificate of Incorporation in order to, among other things, (a) amend the rights, preferences, privileges, terms and conditions of the outstanding shares of Series A Preferred Stock as previously agreed to by the holders thereof; (b) effect a 100-for-1 reverse stock split of the Common Stock whereby, for every 100 shares of Common Stock then owned, each stockholder shall receive one share of Common Stock; (c) permit the Stockholders to act by written consent in lieu of a meeting, as permitted by the DGCL; and (d) eliminate the requirement that amendments to certain provisions of the Company’s Certificate of Incorporation and stockholder amendments to the Bylaws of the Company must be approved by holders of at least 80% of the voting power of the Company’s outstanding stock.

Proposed Reverse Stock Split

The Company currently has 95,000,000 shares of Common Stock authorized, of which 53,038,942 shares of Common Stock are outstanding as of the Record Date. Pursuant to certain agreements that were entered into between the Company and holders of the Series A Preferred Stock at the time of the restructuring transaction described above, certain holders of the Series A Preferred Stock elected to convert their shares of Series A Preferred Stock into shares of Common Stock, at the current rate of 124.623 shares of Common Stock for every share of Series A Preferred Stock. In addition, pursuant to the terms of the Series B Preferred Stock into which outstanding indebtedness, accrued interest and penalties, in the aggregate amount of approximately $5.1 million, were converted at the time of the restructuring, each share of Series B Preferred Stock is convertible into approximately 700 shares of Common Stock. At these current conversion ratios, the Company would have an insufficient number of shares of Common Stock available to issue in connection with such conversions. In addition, the Board believes that the price of the Common Stock is too low to attract investors to buy the stock.

In order to (i) provide for a sufficient number of authorized but unissued shares of Common Stock to allow for the conversions described above and (ii) proportionally raise the per share price of the Common Stock by reducing the number of shares of Common Stock outstanding, the Board believes that it is in the best interests of the Stockholders to implement a reverse stock split. In addition, the Board believes that the share price of the Common Stock is a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds. Finally, the Board believes that the Stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Common Stock. The Board is not implementing the reverse stock split in anticipation of any future transaction or series of transactions, including any “going private” transaction.

Material Effects of the Reverse Stock Split. The reverse stock split will be effected simultaneously for all shares of Common Stock, and the ratio will be the same for all shares of Common Stock. The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from 53,038,942 as of the Record Date to approximately 530,390. If the Stockholders approve the Proposal, the number of issued and outstanding shares of Common Stock would be reduced in proportion to the reverse split ratio. Except for adjustments that may result from the treatment of fractional shares as described below, each Stockholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as such Stockholder held immediately prior to the reverse stock split. Currently, we are authorized to issue up to a total of 100,000,000 shares of capital stock, consisting of 5,000,000 shares of Preferred Stock and 95,000,000 shares of Common Stock. The amendment which is the subject of this Proposal would not change the total authorized number of shares of our capital stock. Immediately following the reverse stock split, the total authorized number of shares of capital stock would remain at 100,000,000, consisting of 5,000,000 shares of Preferred Stock and 95,000,000 shares of Common Stock. The par value of our Common Stock and Preferred Stock would remain unchanged at $0.01 per share.

In addition, the reverse stock split will increase the number of Stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act.

Effect on Fractional Stockholders. Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split and we will not be paying any cash to Stockholders for any fractional shares from the reverse split. Instead, any resulting fractional shares shall be rounded up to the nearest whole number.

Effect on Registered and Beneficial Stockholders. Upon the effectiveness of the reverse stock split, the Company intends to treat Stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered Stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered Stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares. It will not be necessary for Stockholders to exchange their existing stock certificates. A Stockholder may receive a certificate for new Common Sock including a full additional share in lieu of a fractional share, by surrendering all certificates representing shares of existing Common Stock (“Old Certificates”) to the Company for exchange or transfer. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to the Company.

Upon return to the Company of all of a Stockholder's Old Certificates, that stockholder will receive a new certificate or certificates representing the number of whole shares of new Common Stock into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the reverse stock split plus, if applicable, one additional share of new Common Stock in lieu of a fractional share. Until surrendered to the Company, Old Certificates retained by Stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of new Common Stock to which such stockholders are entitled as a result of the reverse stock split.

Procedure for Effecting Reverse Stock Split. The Company will file the Amended and Restated Certificate with the Secretary of State of the State of Delaware as promptly as practicable following the Special Meeting, in order to completely amend and restate the existing Certificate of Incorporation. The reverse stock split will then become effective at the close of business on the date of filing the Amended and Restated Certificate, which is referred to as the “Effective Date.” Beginning on the Effective Date, each certificate representing pre-reverse stock split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of Common Stock.

Certain Risk Factors Associated with the Reverse Stock Split. Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:

● There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

● After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

● There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

● The reduced number of shares that would be outstanding immediately after the reverse stock split could adversely affect the liquidity of the Common Stock.

● Although the proposed reverse stock split will not affect the rights of Stockholders or any Stockholder’s proportionate equity interest in the Company (after including the effects of the restructuring described herein), subject to the treatment of fractional shares, the number of authorized shares of Common Stock will not be reduced. This will increase significantly the ability of the Board to issue authorized and unissued shares without further Stockholder action. The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. At this time, we do not have any plans, proposals or arrangements to acquire any business or engage in any investment opportunity or otherwise to issue additional shares of our Common Stock, except with respect to the conversion of outstanding shares of Preferred Stock, as described elsewhere herein, and the issuance of options to directors and executive officers. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or Bylaws. Management could issue additional shares of our Common Stock to resist or frustrate a proposed third-party transaction that would provide an above-market premium to Stockholders and that is favored by a majority of our Stockholders.

Authorized Shares. The reverse stock split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common Stock issued and outstanding.

The Company currently has 95,000,000 shares of authorized Common Stock and 53,038,942 shares of Common Stock issued and outstanding as of the Record Date. Authorized but unissued shares of Common Stock will be available for issuance, and the Company may issue such shares in the future. However, except as already set forth in the terms of the restructuring described above regarding the conversion of shares of Series A Preferred Stock and Series B Preferred Stock, and in connection with the issuance of options to executive officers and directors, the Company has no current plans to issue any additional shares of Common Stock. If the Company issues additional shares of Common Stock, the ownership interest of current holders of the Common Stock will be diluted.

The following table sets forth information regarding the Company's current and anticipated number of authorized shares and issued and outstanding shares of Common Stock following implementation of the reverse stock split.

	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued	Number of Shares of Common Stock Available For Issuance
Prior to Reverse Stock Split	95,000,000	53,038,942	41,961,058

Following Reverse Stock Split	95,000,000	530,390	94,469,610

The following table shows the anticipated number of issued and outstanding shares of Common Stock following the adoption of the Amended and Restated Certificate and implementation of the reverse stock split and, on a pro forma basis, the conversion of all shares of Series A Preferred Stock and Series B Preferred Stock into Common Stock.

	Number of Shares of Common Stock Authorized	Pro Forma Number of Shares of Common Stock Outstanding Before Split		Number of Shares of Common Stock Out- Standing After Split	Pro Forma Number of Shares of Common Stock Outstanding After Conversion
Common Stock	95,000,000	53,038,942		530,390	530,390

Shares of Common Stock Issued Upon Conversion of Series A Preferred Stock		2,166,668	(1)		675,041	(2)

Shares of Common Stock Issued Upon Conversion of Series B Preferred Stock		361,902,308	(3)		3,619,023	(3)

Total	95,000,000	417,107,918		530,390	4,824,454

(1)  The current rights, preferences and privileges of the Series A Preferred Stock provide that each share of Series A Preferred Stock is convertible into four (4) shares of Common Stock.

(2)  At the time of the restructuring described above, certain holders of the Series A Preferred Stock elected to convert their shares of Series A Preferred Stock into shares of Common Stock, at the current rate of 124.623 shares of Common Stock for every share of Series A Preferred Stock, at such time as the Company had sufficient authorized capital to effect such conversion. The foregoing table assumes that all holders of the Series A Preferred Stock will have made such election at the time of the effectiveness of the Amended and Restated Certificate.

(3)  The Series B Preferred Stock carries a stated value of $10.00 per share, and each share of Series B Preferred Stock currently is convertible into a number of shares of Common Stock equal to (i) the number of shares of Series B Preferred Stock to be converted, multiplied by the stated value of $10.00 per share, plus (ii) any accrued but unpaid dividends, and divided by (iii) $0.0143 ($1.43 after the reverse stock split). However, the Company currently has insufficient authorized capital in order to effect such a conversion of all of the shares of Series B Preferred Stock.

Accounting Matters. The reverse stock split will not affect the par value of the Common Stock. As a result, as of the Effective Date, the stated capital attributable to the Common Stock on the Company's balance sheet will be reduced proportionately based on the reverse stock split ratio of 100-for-1, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being undertaken in response to any effort of which the Board is aware to accumulate shares of the Common Stock or obtain control of Company.

No Appraisal Rights. Under the DGCL, the Stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide Stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split. The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a Stockholder in light of his particular circumstances or to Stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to Stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a Stockholder upon such Stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the Stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The Stockholder's holding period for the post-reverse stock split shares will include the period during which the Stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The tax treatment of each Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each Stockholder is urged to consult with such Stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. Each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Modification of Series A Preferred Stock

In connection with the consummation of the transactions under the Securities Purchase Agreement, the Company entered into a Series A Amendment Agreement and Consent with certain holders of the Company’s Series A Preferred Stock. Pursuant to such agreement, each such holder consented to, among other things, (i) an Amended and Restated Certificate of Designation of Series A Preferred Stock (the “Amended Certificate of Designation”) and the modifications to the rights, preferences and privileges of the Series A Preferred Stock effected thereby; and (ii) the execution and filing of the Amended Certificate of Designation by or on behalf of the Company with the Secretary of State of the State of Delaware, once the Company has received all necessary stockholder approval for the Amended Certificate of Designation. Each such holder acknowledged and agreed that the execution and delivery of the agreement by the holder would be treated for all purposes as a vote or action by written consent of such holder in lieu of any meeting required pursuant to the DGCL and waived all requirements of notice pursuant to the law or the Bylaws of the Company. Each such holder also waived any adjustment to the number of shares of Common Stock to be issued to the holders of the Series A Preferred Stock as a result of any anti-dilution provisions.

The Amended and Restated Certificate incorporates the changes to the rights, preferences, privileges, terms and conditions of the Series A Preferred Stock proposed by the Amended Certificate of Designation.

The proposed modifications of the terms and provisions of the Series A Preferred Stock are as follows:

1.  The Series A Preferred Stock will rank junior to all other series of preferred stock created and issued from time to time;

2.  No stated dividend is provided for with respect to the Series A Preferred Stock;

3.  After the payment of any liquidation preference to the holders of preferred stock that rank senior to the Series A Preferred Stock, the remaining assets will be distributed ratably to the holders of Common Stock, Series A Preferred Stock and any other series of participating preferred stock on an “as converted” basis, up to a maximum distribution to the holders of Series A Preferred Stock of $1.20 per share of Series A Preferred Stock (the “Liquidation Value”).

4.  At any time the Company may redeem, at its option, the Series A Preferred Stock at a redemption price equal to $1.20 per share.

5.  Each share of Series A Preferred Stock may be converted at any time at the option of the holder into a number of shares of Common Stock equal to the Liquidation Value divided by $.30 (the “Conversion Price”).

At the time of the execution of the Series A Amendment Agreement and Consent, certain holders of the Series A Preferred Stock elected to convert their shares of Series A Preferred Stock into shares of Common Stock, at the rate of 124.623 shares of Common Stock for every share of Series A Preferred Stock then issued and outstanding. If all holders of the Series A Preferred Stock make such election, the Company will then file a certificate with the Delaware Secretary of State canceling the Series A Preferred Stock.

Other Changes to the Certificate of Incorporation

Permitting Action by Written Consent

Under the DGCL, stockholders of a Delaware corporation may act by written consent in lieu of a vote at a stockholder meeting. However, Delaware law permits a corporation to prohibit such actions by written consent in its certificate of incorporation. Public companies commonly prohibit actions by written consent. Our Certificate of Incorporation and Bylaws currently provide that no action may be taken by our Stockholders except at an annual or special meeting of Stockholders called in accordance with the Bylaws, and that no action may be taken by our Stockholders by written consent. Elimination of stockholder written consents generally lengthens the amount of time required to take stockholder actions since actions by written consent are generally not subject to the minimum notice requirements of a stockholders’ meeting. The elimination of stockholder written consents can also prevent a controlling stockholder or group of stockholders from amending the Bylaws or removing directors without calling a special meeting of the stockholders and providing the required notice period for such meeting.

In connection with the restructuring transaction described above, we agreed to submit to Stockholders for approval the Amended and Restated Certificate which, in addition to the matters described above, will permit any stockholder actions by written consent in accordance with the DGCL, and remove the requirement that stockholders may only take action at an annual or special meeting of stockholders. Accordingly, the Board has approved, and has adopted a resolution to submit to the stockholders for approval, the proposed Amended and Restated Certificate, which will permit stockholders to take actions by written consent and remove the requirement that stockholders may only take action at an annual or special meeting of stockholders.

Permitting Amendments to the Certificate of Incorporation by Majority Vote

Under the DGCL, amendments to a Delaware corporation’s certificate of incorporation may be approved, upon a recommendation by the board of directors, by the holders of a majority of the outstanding shares entitled to vote thereon, unless a greater vote is required by the certificate of incorporation. Our Certificate of Incorporation currently provides that the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of the Company, voting together as a single class, is required to amend, repeal or adopt any provision inconsistent with the following: Articles VI (certain provisions regarding the Board), VII(a) (amendments to the Bylaws), VIII (no action by written consent of stockholders and limitations on ability to call meetings), IX (indemnification of directors and officers), X (limitation on liability of directors) and XI (amendments to the Certificate of Incorporation).

In connection with the restructuring transaction described above, we agreed to submit to Stockholders for approval the Amended and Restated Certificate which, in addition to the matters described above, will permit stockholder approval of amendments to the Certificate of Incorporation, including the foregoing provisions, by the holders of a majority of the outstanding shares entitled to vote thereon. Accordingly, the Board has approved, and has adopted a resolution to submit to the stockholders for approval, the proposed Amended and Restated Certificate, which will permit stockholders to approve and adopt amendments to the Certificate of Incorporation by the vote of a majority of the outstanding shares entitled to vote thereon.

Permitting Stockholder Amendments to the Bylaws by Majority Vote

Under the DGCL, after a Delaware corporation has received payment for any of its stock, the power to adopt, amend or repeal the bylaws is in the stockholders entitled to vote thereon; provided, however, that the certificate of incorporation may confer the power to adopt, amend or repeal the bylaws upon the directors. Currently, our Certificate of Incorporation confers such power on the Board, except that it also provides that, in the case of amendments to the Bylaws by Stockholders, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, is required. The proposed Amended and Restated Certificate will still permit stockholders to approve and adopt amendments to the Bylaws; however, it will repeal the requirement for a super-majority vote by the holders of the outstanding shares entitled to vote thereon.

Required Vote

To be approved, the Proposal must receive “For” votes from at least 80% of all Shares of the Company that are outstanding on the Record Date and eligible to vote. Holders of the issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock have indicated that they intend to vote for the approval of the Proposal.

As a result of the restructuring described above, the holders of the shares of Series A Preferred Stock and Series B Preferred Stock hold, if they choose to act in concert, a significant percentage of the voting shares needed to approve any such corporate action that requires stockholder approval, including a number of votes sufficient to approve the Proposal. Accordingly, whether or not this Proposal is approved by the Stockholders, such holders will have substantial control over the Company.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

The security holdings of the Company's directors and executive officers are set forth under “Outstanding Shares and Voting Rights,” above. None of the Company's directors and executive officers has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon which is not shared by all other holders of the Company’s Common Stock and other voting securities.

OTHER MATTERS

The Board is not aware that any matter other than those described in this information statement is to be presented for action by the Stockholders at the Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION

Our Company files reports and other information with the Securities and Exchange Commission under the Exchange Act, and this Information Statement should be read in conjunction with those previously filed reports. The SEC maintains a world wide web site that provides access, without charge, to reports, proxy statements and other information about issuers, like Knobias, who file electronically with the SEC. The address of that site is http://www.sec.gov.

You may also obtain copies of these materials by mail from the Public Reference Section of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

KNOBIAS, INC. By Order of the Board of Directors September [ ], 2007

Annex A

PROPOSED
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

KNOBIAS, INC.

PURSUANT TO SECTIONS 242 AND 245 OF THE
DELAWARE GENERAL CORPORATION LAW

Knobias, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.  The name of the Corporation is Knobias, Inc., and the name under which the Corporation was originally incorporated is Molecular Energy Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 31, 1968. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 5, 2004.

2.  This Second Amended and Restated Certificate of Incorporation, which both further amends and restates the provisions of the Certificate of Incorporation, as heretofore amended, has been duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation, in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law and, upon filing with the Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware General Corporation Law, shall thenceforth supersede the original Certificate of Incorporation, as heretofore amended, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

3.  The text of the Second Amended and Restated Certificate of Incorporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation (hereinafter referred to as the “Corporation”) is:

KNOBIAS, INC.

ARTICLE  II

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

(a)  Authorized Capital Stock.

(i)  The total number of shares of stock that the Corporation shall have authority to issue is 100,000,000, consisting of (i) 95,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”) and (ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”), of which 541,667 shares of Preferred Stock have been designated as “Series A Preferred Stock” of the Corporation (the “Series A Preferred Stock”) and 600,000 shares of Preferred Stock have been designated as “Series B Senior Convertible Preferred Stock” of the Corporation (the “Series B Preferred Stock”).

(ii)  Effective as of 5:00 p.m. Eastern Time the date on which this Second Amended and Restated Certificate of Incorporation is filed (the “Effective Time”), there is effected a 1-for-100 reverse stock split (the “Reverse Split”) of the Corporation’s issued and outstanding shares of Common Stock, whereby every one hundred (100) shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall, automatically without any action on the part of the holder thereof, be converted into one (1) share of Common Stock (the “New Common Stock”). After giving effect to the Reverse Split, all shares shall be rounded up to the nearest whole number of shares, no fractional shares shall be issued and no cash shall be paid in lieu thereof. Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Time, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates representing outstanding shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered were combined pursuant to the terms of this Section. Until surrendered by the holder thereof, each Old Certificate shall, from and after the Effective Time, no longer represent the shares of Old Common Stock stated on the face of such Old Certificate but shall be deemed to represent only the number of shares of New Common Stock into which such shares of Old Common Stock were combined as a result of the Reverse Split.

(b)  Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i)  The designation of the series, which may be by distinguishing number, letter or title.

(ii)  The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(iii)  The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(iv)  Dates on which dividends, if any, shall be payable.

(v)  The redemption rights and price or prices, if any, for shares of the series.

(vi)  The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(vii)  The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(viii)  Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(ix)  Restrictions on the issuance of shares of the same series or of any other class or series.

(x)  The voting rights, if any, of the holders of shares of the series.

(c)  Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in this Second Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

(d)  Voting Rights. Except as may be provided in this Second Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

(e)  Series A Preferred Stock. The shares of Series A Preferred Stock shall have the following rights, preferences, privileges, powers, restrictions and limitations:

(1)  Designation, Amount and Stated Value. A series of Preferred Stock shall be designated the “Series A Preferred Stock,” and the number of shares constituting such series shall be an aggregate of Five Hundred Forty One Thousand Six Hundred Sixty Seven (541,667) shares, par value $0.01 per share.

(2)  Rights; Ranking. Except as otherwise provided herein, all shares of Series A Preferred Stock shall be identical and shall entitle the holders of the Series A Preferred Stock to the rights and privileges set forth herein. The Series A Preferred Stock shall rank junior to any other series of Preferred Stock created and issued from time to time and shall rank, with respect to the payment of dividends and with respect to distribution of assets upon liquidation, dissolution or winding up of the Corporation, pari passu with the Common Stock. The Series A Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Corporation now or hereafter outstanding.

(3)  Redemption.

(a)  So long as (i) all accrued dividends on shares of any series of Preferred Stock shall have been paid and (ii) the Corporation is not in default under any debt or financing agreement, the Corporation may redeem, at its option, the Series A Preferred Stock at a redemption price equal to $1.20 per share (the “Series A Redemption Price”). Such redemption shall be effected in accordance with the procedures set forth in this Section.

(b) Procedure for Redemption.

(i) Notice. In the event that the Corporation shall elect to redeem shares of the Series A Preferred Stock pursuant to this Section, the Corporation shall mail notice of such redemption (the “Series A Redemption Notice”) by first-class mail, postage prepaid, and mailed not less that ten (10) days prior to the date elected by the Corporation in the Redemption Notice (the “Series A Redemption Date”) to the holders of record of the shares of Series A Preferred Stock, at their respective addresses as such addresses shall appear in the records of the Corporation; provided, however, that failure to give the Series A Redemption Notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for redemption except as to the holder to whom the Corporation has failed to give the Series A Redemption Notice or to whom the Series A Redemption Notice was defective. Each such notice shall state: (A) the Series A Redemption Date, (B) the Series A Redemption Price, and (C) the place where certificates for such shares are to be surrendered for payment of the Series A Redemption Price.

(ii) Rights of the Holders of Series A Preferred Stock. On the date of the mailing of the Series A Redemption Notice by the Corporation to the holders of record of the share of Series A Preferred Stock (the “Series A Redemption Notice Date”), the shares of Series A Preferred Stock shall no longer be deemed outstanding and shall not have the status of shares of Series A Preferred Stock. On the Series A Redemption Notice Date, all rights of the holders thereof as stockholders of the Corporation, including, without limitation, the right to convert (except the right to receive the applicable Series A Redemption Price on the Series A Redemption Date) shall cease, unless the Corporation defaults in the payment of the Series A Redemption Price on the Series A Redemption Date, in which case all rights of the holder to whom payment of the Series A Redemption Price was not made on the Series A Redemption Date shall continue until the Series A Redemption Price is paid to such holders, and such holders shall have the rights of the terms of the Series A Preferred Stock set forth herein

(4)  Preference and Participation Upon Liquidation, Dissolution or Winding Up. Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, and after payment of all amounts that holders of Series B Preferred Stock shall be entitled to receive upon such dissolution, liquidation or winding-up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive pari passu with any payment or distribution to be made to the holders of the Common Stock, out of the assets of the Corporation available for distribution to stockholders, an aggregate amount equal to $1.20 per share (the “Series A Liquidation Preference”). Unless otherwise provided in the statement of rights, preferences and privileges of the Series B Preferred Stock set forth below, upon the payment in full of all amounts due to the holders of the Series A Preferred Stock, the holders of the Common Stock of the Corporation shall be entitled to receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the holders of the Series A Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Series A Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of Series A Preferred Stock and Common Stock shall share ratably in any distribution of such remaining assets in proportion to the total amount that each of such holders would have received had there been sufficient assets.

(5)  Conversion.

(a)  Stockholders’ Right to Convert. Each share of Series A Preferred Stock shall be convertible at any time, at the sole option and election of the holder thereof, into fully paid and nonassessable shares of Common Stock.

(b)  Number of Shares of Common Stock Issuable upon Conversion. Each share of Series A Preferred Stock shall initially be convertible into a number of shares of Common Stock equal to the Series A Liquidation Value divided by $.30 (the “Series A Conversion Price”).

(c)  Mechanics of Conversion. A holder electing to exercise his or its option to convert shall surrender to the Corporation, at its principal office or such other office or agency maintained by the Corporation for that purpose, certificates representing the shares of Series A Preferred Stock to be converted, accompanied by a written notice stating that such holder elects to convert such shares in accordance with this Section. The date of receipt of such certificates and notice by the Corporation at such office shall be the conversion date (the “Series A Conversion Date”). If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. Within ten business days after the Series A Conversion Date, the Corporation shall issue to such holder a number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible pursuant to paragraph (b) above. Certificates representing such shares of Common Stock shall be delivered to such holder at such holder’s address as it appears on the books of the Corporation.

(d)  Termination of Rights. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Series A Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of all accrued but unpaid cumulative dividends and any declared and unpaid non-cumulative dividends thereon.

(e)  No Conversion Charge or Tax. The issuance and delivery of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the holder of shares of Series A Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

(f)  Reorganization, Reclassification and Merger Adjustment. If there occurs any capital reorganization or any reclassification of the Common Stock of the Corporation, the consolidation or merger of the Corporation with or into another entity (other than a merger of the Corporation for the purpose of changing the domicile of the Corporation or a merger or consolidation of the Corporation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Corporation, then each share of Series A Preferred Stock shall thereafter be convertible into the same kind and amounts of securities (including any shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Corporation upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Series A Preferred Stock.

(g)  Notice of Adjustment. Whenever the securities or other property deliverable upon the conversion of the Series A Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Series A Preferred Stock at such holder’s address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the Series A Preferred Stock and the Common Stock, a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, Treasurer or one of its Assistant Treasurers, stating the securities or other property deliverable per share of Series A Preferred Stock calculated to the nearest cent or to the nearest one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

(h)  Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Series A Preferred Stock the maximum number of its authorized but unissued shares of Common Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

(i)  No Fractional Shares. In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by $1.20.

(6)  Voting Rights. The holders of Series A Preferred Stock and Common Stock will vote together and not as a separate class, except as required by law. The Series A Preferred Stock will have such number of votes as is equal to the number of shares of Common Stock then issuable upon conversion.

(7)  Status of Acquired Shares. Shares of Series A Preferred Stock acquired by the Corporation shall be restored to the status of authorized but unissued shares of capital stock, without designation as to series, and, subject to the other provisions hereof, may thereafter be issued.

(8)  Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof, unless to do so would contravene the present valid and legal intent of the Corporation and the initial purchasers of the Series A Preferred Stock.

(f)  Series B Preferred Stock. The shares of Series B Preferred Stock shall have the following rights, preferences, privileges, powers, restrictions and limitations:

(1) Designation, Amount and Stated Value. A series of Preferred Stock shall be designated the “Series B Senior Convertible Preferred Stock,” and the number of shares constituting such series shall be an aggregate of 600,000 shares, with a stated value of ten dollars ($10.00) per share (the “Stated Value”).

(2) Dividends and Distributions. So long as any shares of Series B Preferred Stock shall be outstanding, each holder of Series B Preferred Stock shall be entitled to receive cash dividends, as and when declared by the Board of Directors, out of funds legally available for the payment thereof, payable at a rate of $1.00 per share per annum, payable quarterly in arrears, on the last day of the month of March, June, September and December (each a “Dividend Payment Date”) or (ii) at the option of the Corporation, in additional shares of Series B Preferred Stock, issuable on a Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other that a Business Day (as hereinafter defined), the dividend due on such Dividend Payment Date shall be paid or issued, as the case may be, on the Business Day immediately following such Dividend Payment Date. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in Jackson, Mississippi and New York, New York are authorized or required by law to close. In connection with the payment of any dividend in additional shares of Series B Preferred Stock, fractions of shares of Series B Preferred Stock may be issued by the Corporation.

(3)  Rights; Ranking. All shares of Series B Preferred Stock shall be identical and shall entitle the holders of the Series B Preferred Stock to the rights and privileges set forth herein. The Series B Preferred Stock shall rank, with respect to the payment of dividends and with respect to distribution of assets upon liquidation, dissolution or winding-up of the Corporation, senior to the Common Stock, to the Series A Preferred Stock and to all other classes of equity securities of the Corporation which by their terms do not rank senior to the Series B Preferred Stock. The Series B Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

(4)  Record Date. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of the dividends payable pursuant to Section (f)(2) above, which record date shall not be more than 60 days prior to the Dividend Payment Date.

(5)  Redemption.

(a) The Corporation may redeem, at its option, the Series B Preferred Stock, at any time or from time to time, in whole or in part, at a redemption price equal to 1.1 times the per share Series B Liquidation Preference (as hereinafter defined), plus accrued and unpaid dividends, if any, to the Series B Redemption Date (the “Series B Redemption Price”). Such redemption shall be effected in accordance with the procedures set forth in this Section.

(b) Procedure for Redemption.

(i) Notice. In the event that the Corporation shall elect to redeem shares of the Series B Preferred Stock pursuant to this Section, the Corporation shall mail notice of such redemption by first-class mail, postage prepaid, and mailed not less that ten (10) nor more than sixty (60) days prior to the date elected by the Corporation in such notice (each such date, a “Series B Redemption Date”) to the holders of record of the shares of Series B Preferred Stock to be redeemed, at their respective addresses as such addresses shall appear in the records of the Corporation; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for redemption of any shares so to be redeemed except as to the holder to whom the Corporation has failed to give such notice or to whom such notice was defective. Each such notice shall state: (A) the Series B Redemption Date, (B) the number of shares of Series B Preferred Stock to be redeemed, (C) the Series B Redemption Price, (D) the place where certificates for such shares are to be surrendered for payment of the Series B Redemption Price and (E) that dividends on the shares to be redeemed will cease to accrue on the Series B Redemption Date. At any time prior to the later of the Series B Redemption Date and the date that payment in full is made to the holders, the holders of the Series B Preferred Stock shall have the right to convert the Series B Preferred into shares of Common Stock otherwise pursuant to Section (f)(7).

(ii) Rights of the Holders of Series B Preferred Stock upon Redemption. Following the Series B Redemption Date, dividends on the shares of Series B Preferred Stock thereby redeemed shall cease to accrue, and said shares shall no longer be deemed outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the applicable Series B Redemption Price on the Series B Redemption Date) shall cease, unless the Corporation defaults in the payment of the Series B Redemption Price on the Series B Redemption Date, in which case all rights of the holder to whom payment of the Series B Redemption Price was not made on the Series B Redemption Date shall continue until the Series B Redemption Price is paid to such holders, and such holders shall have the rights of the terms of the Series B Preferred Stock set forth herein.

(6)  Preference and Participation Upon Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each holder of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution, an aggregate amount equal to 1.1 times the Stated Value for each share, plus all accrued but unpaid dividends (the “Series B Liquidation Preference”) in preference to any distribution to the holders of Common Stock and to the holders of Series A Preferred Stock. After the payment of the Series B Liquidation Preference to the holders of Series B Preferred Stock, the remaining assets will be distributed among and paid to the holders of the Common Stock and the holders of the Preferred Stock on a share-by-share basis in proportion to the amounts that would be payable to such holders pursuant to Section (e)(4) hereof and if the holders of the Series B Preferred Stock had exercised their conversion rights. For purposes of this Section, a liquidation, dissolution or winding-up of the Corporation shall be deemed to be occasioned by, or to include (i) the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation, (ii) the acquisition of 50% or more of the voting power of the Corporation by any other person or persons, or (iii) the acquisition of the Corporation by any other person by means of consolidation or merger of the Corporation with or into one or more persons; unless, in either event, the Corporation’s stockholders of record immediately prior to such acquisition or sale will, immediately after such acquisition or sale, hold at least 50% of the voting power of the surviving entity. Whenever the distribution provided for in this Section 6 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

(7)  Conversion.

(a) Stockholders’ Right to Convert. Each share of Series B Preferred Stock shall be convertible at any time, at the sole option and election of the holder thereof, into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock due upon conversion of Series B Preferred Stock shall be (i) the number of shares of Series B Preferred Stock to be converted, multiplied by the Stated Value, plus (ii) any accrued but unpaid dividends, and divided by (iii) $1.43 (the “Series B Conversion Price”).

(b)  Mechanics of Conversion. A holder electing to exercise his or its option to convert shall surrender to the Corporation, at its principal office or such other office or agency maintained by the Corporation for that purpose, certificates representing the shares of Series B Preferred Stock to be converted, accompanied by a written notice stating that such holder elects to convert such shares in accordance with this Section. The date of receipt of such certificates and notice by the Corporation at such office shall be the conversion date (the “Series B Conversion Date”). If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. Within three business days after the Series B Conversion Date (the “Series B Delivery Date”), the Corporation shall issue to such holder a number of shares of Common Stock into which such shares of Series B Preferred Stock are convertible pursuant to paragraph (a) above. Certificates representing such shares of Common Stock shall be delivered to such holder at such holder’s address as it appears on the books of the Corporation.

(c)  Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series B Preferred Stock, and a holder of Series B Preferred Stock shall not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable notice of conversion, such holder of Series B Preferred Stock (together with such holder of Series B Preferred Stock’s affiliates, and any other person or entity acting as a group together with such holder of Series B Preferred Stock or any of such holder of Series B Preferred Stock’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such holder of Series B Preferred Stock and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Stated Value of Series B Preferred Stock beneficially owned by such holder of Series B Preferred Stock or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder of Series B Preferred Stock or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section (f)(7)(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section (f)(7)(c) applies, the determination of whether the Series B Preferred Stock is convertible (in relation to other securities owned by such holder of Series B Preferred Stock together with any affiliates) and of how many shares of Series B Preferred Stock are convertible shall be in the sole discretion of such holder of Series B Preferred Stock, and the submission of a notice of conversion shall be deemed to be such holder of Series B Preferred Stock’s determination of whether the shares of Series B Preferred Stock may be converted (in relation to other securities owned by such holder of Series B Preferred Stock together with any affiliates) and how many shares of the Series B Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series B Preferred Stock, by such holder of Series B Preferred Stock or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series B Preferred Stock held by the applicable holder of Series B Preferred Stock. The Beneficial Ownership Limitation provisions of this Section (f)(7)(c) may be waived by such holder of Series B Preferred Stock, at the election of such holder of Series B Preferred Stock, upon not less than 61 days’ prior notice to the Corporation, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series B Preferred Stock held by the applicable holder of Series B Preferred Stock and the provisions of this Section (f)(7)(c) shall continue to apply. Upon such a change by a holder of Series B Preferred Stock of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived by such holder of Series B Preferred Stock. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section (f)(7)(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Series B Preferred Stock.

(d)  Method of Delivery and Rescission. On or after the effective date of a registration statement registering the shares of Common Stock underlying the Series B Preferred Stock for resale pursuant to the Securities Act of 1933, as amended, the Corporation shall, upon request of such holder of Series B Preferred Stock, use its best efforts to deliver any certificate or certificates required to be delivered by the Corporation under this Section (f)(7) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If in the case of any notice of conversion such certificate or certificates are not delivered to or as directed by the applicable holder of Series B Preferred Stock by the third Trading Day after the Series B Conversion Date, the applicable holder of Series B Preferred Stock shall be entitled to elect to rescind such notice of conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, in which event the Corporation shall promptly return to such holder of Series B Preferred Stock any original Series B Preferred Stock certificate delivered to the Corporation and such holder of Series B Preferred Stock shall promptly return to the Corporation any Common Stock certificates representing the shares of Series B Preferred Stock unsuccessfully tendered for conversion to the Corporation.

(e)  Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the shares of Common Stock upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a holder of Series B Preferred Stock to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder of Series B Preferred Stock or any other person of any obligation to the Corporation or any violation or alleged violation of law by such holder of Series B Preferred Stock or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such holder of Series B Preferred Stock in connection with the issuance of such shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such holder of Series B Preferred Stock. In the event a holder of Series B Preferred Stock shall elect to convert any or all of the Stated Value of its Series B Preferred Stock, the Corporation may not refuse conversion based on any claim that such holder of Series B Preferred Stock or any one associated or affiliated with such holder of Series B Preferred Stock has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to holder of Series B Preferred Stock, restraining and/or enjoining conversion of all or part of the Series B Preferred Stock of such holder of Series B Preferred Stock shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such holder of Series B Preferred Stock in the amount of 150% of the Stated Value of Series B Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such holder of Series B Preferred Stock to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue shares of Common Stock upon conversion and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a holder of Series B Preferred Stock such certificate or certificates pursuant to Section (f)(7) on the or before the Series B Delivery Date applicable to such conversion, the Corporation shall pay to such holder of Series B Preferred Stock, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Series B Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a holder of Series B Preferred Stock’s right to pursue actual damages for the Corporation’s failure to deliver shares of Common Stock within the period specified herein and such holder of Series B Preferred Stock shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a holder of Series B Preferred Stock from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(f)  Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a holder of Series B Preferred Stock the applicable certificate or certificates by the Series B Delivery Date pursuant to this Section (f)(7), and if after such Series B Delivery Date such holder of Series B Preferred Stock is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder of Series B Preferred Stock’s brokerage firm purchases, shares of Common Stock to deliver in satisfaction of a sale by such holder of Series B Preferred Stock of the shares of Common Stock which such holder of Series B Preferred Stock was entitled to receive upon the conversion relating to such Series B Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such holder of Series B Preferred Stock (in addition to any other remedies available to or elected by such holder of Series B Preferred Stock) the amount by which (x) such holder of Series B Preferred Stock’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such holder of Series B Preferred Stock was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such holder of Series B Preferred Stock, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion or deliver to such holder of Series B Preferred Stock the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section (f)(7)(e). For example, if a holder of Series B Preferred Stock purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such holder of Series B Preferred Stock $1,000. The holder of Series B Preferred Stock shall provide the Corporation written notice indicating the amounts payable to such holder of Series B Preferred Stock in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a holder of Series B Preferred Stock’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series B Preferred Stock as required pursuant to the terms hereof.

(g)  Termination of Rights. All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Series B Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of all accrued but unpaid dividends thereon. In the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Section (f)(5) hereof, the conversion rights of the shares of Series B Preferred Stock designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the Series B Redemption Price is not paid on such redemption date, in which case such conversion rights for such shares shall continue until such Series B Redemption Price is paid in full.

(h)  No Conversion Charge or Tax. The issuance and delivery of certificates for shares of Common Stock upon the conversion of shares of Series B Preferred Stock shall be made without charge to the holder of shares of Series B Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

(i)  Stock Dividends and Stock Splits. If the Corporation, at any time while this Series B Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Series B Preferred Stock); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(j)  Reorganization, Reclassification and Merger Adjustment. If there occurs any capital reorganization or any reclassification of the Common Stock of the Corporation, the consolidation or merger of the Corporation with or into another entity (other than a merger or consolidation of the Corporation in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Corporation, then each share of Series B Preferred Stock shall thereafter be convertible into the same kind and amounts of securities (including any shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Corporation upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Series B Preferred Stock.

(k)  Notice of Adjustment. Whenever the securities or other property deliverable upon the conversion of the Series B Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Series B Preferred Stock at such holder’s address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the Series B Preferred Stock and the Common Stock, a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, Treasurer or one of its Assistant Treasurers, stating the securities or other property deliverable per share of Series B Preferred Stock calculated to the nearest cent or to the nearest one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

(l)  Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Series B Preferred Stock the maximum number of its authorized but unissued shares of Common Stock as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Preferred Stock.

(m)  No Fractional Shares. In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by $10.00.

(8)  Voting Rights.

(a)  The holders of Series B Preferred Stock, Series A Preferred Stock and Common Stock will vote together and not as a separate class, except as provided for in paragraph (b) below or as required by law. The holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to the holders of the Common Stock of the Corporation. Upon the effectiveness of this Second Amended and Restated Certificate of Incorporation, each share of Series B Preferred Stock shall be entitled to such number of votes equal to the number of shares of Common Stock into which each share of Series B Preferred Stock is then convertible on the record date for determining the shareholders of the Corporation entitled to vote at a meeting of the shareholders of the Corporation.

(b)  So long as shares of Series B Preferred Stock are outstanding, any amendments to the terms, provisions and conditions hereof, or waivers therefrom, shall require the approval of the holders of at least sixty six and two-thirds percent (66 2/3%) of the then outstanding shares of Series B Preferred Stock.

(9) Directors.

(a)  So long as at least 125,000 shares of Series B Preferred Stock shall be issued and outstanding, the holders of the majority of the then outstanding shares of Series B Preferred Stock, voting exclusively and as a separate class to the exclusion of all other classes of the Corporation’s voting stock, shall have the right to designate and elect two (2) individuals as members of the Board of Directors of the Corporation (the “Series B Designees”), and, only to the extent required by law in order to effectuate such election of the Series B Designees, the holders of shares of Common Stock and Series A Preferred Stock shall (i) vote their shares in favor of the Series B Designees, (ii) take such other actions which may be required for the election of the Series B Designees to the Board of Directors, as and when such Series B Designees are designated and voted for by holders of at least a majority of the outstanding shares of Series B Preferred Stock and (iii) not vote their shares in favor of any other person to fill any position or vacancy on the board of directors which would otherwise be occupied by the Series B Designees. In case of the death, incapacity, resignation or removal of a Series B Designee director, such vacancy may be filled for the unexpired portion of the term of such director only by the holders of a majority of the Series B Preferred Stock then outstanding and entitled to vote for such director who may, at a special meeting of such holders (or pursuant to written consent action in lieu of special meeting) elect the successor Series B Designee to hold office for the unexpired term of the director whose place shall be vacant. A Series B Designee director may be removed from office (with or without cause) only by action of the holders of a majority of the shares of Series B Preferred Stock then outstanding and entitled to vote, at a special meeting of such holders (or pursuant to written consent action in lieu of special meeting), and in the case of such removal, the holders of a majority of the Series B Preferred Stock then outstanding and entitled to vote shall have the right to replace such removed individual with a new individual nominated and elected as provided herein. Except as otherwise described herein, holders of the Common Stock and Series A Preferred Stock shall have no right to vote for or otherwise elect any person to the Board of Directors as a Series B Designee or to fill any position or vacancy on the Board of Directors which would otherwise be occupied by a Series B Designee. In the event that the size of the Company’s Board of Directors is increased or decreased, the holders of the majority of the then outstanding shares of Series B Preferred Stock shall maintain the right to designate and elect a number of directors to the Board of Directors equal to forty percent (40%) of the whole Board of Directors. In the event that the number of directors to the Board of Directors equal to forty percent (40%) is not a whole number, such number shall be rounded up to the nearest whole number.

(b)  The remaining board members (which are not designated and elected as the Series B Designees) shall be elected by the holders of Common Stock and Preferred Stock voting as a single class in accordance with applicable law. At any meeting for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. In connection with the offer and sale of an aggregate of $3,000,000 principal amount of the Corporation’s senior secured convertible notes (the “Notes”) to accredited investors, the holders of the Notes (the “Noteholders’) have the right to designate two (2) of the five (5) members of the Board of Directors of the Corporation (the “Noteholders Designees”). The holders of the Series B Preferred Stock shall vote their shares in favor of the Noteholders Designees, take such other actions which may be required for the election of the Noteholders Designees to the Board of Directors, as and when such Noteholders Designees are designated and voted by the holders of Common Stock and Preferred Stock, and not vote their shares in favor of any other person to fill any position or vacancy on the Board of Directors which would otherwise by occupied by the Noteholders Designees.

(10)  Anti-dilution.

(a)  Adjustments for Dilution. For purposes of Section (f)(7), if and whenever the Corporation shall issue or sell, or is deemed to have issued or sold, any Common Stock for a consideration less than the Series B Conversion Price, then, forthwith upon such issue or sale, the Series B Conversion Price shall be reduced to the applicable sale price. For purposes of this paragraph, the foregoing shall apply in the following circumstances:

(i)  Issuance of Rights or Options. If the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock (other than options for Common Stock as may be issued pursuant to the Corporation’s Stock Incentive Plan) or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof by (2) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series B Conversion Price.

(ii)  Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities (other than Convertibles Securities as may be issued and sold pursuant to that certain Securities Purchase Agreement, dated as of May 31, 2007, among the Corporation and the purchasers signatory and party thereto), whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series B Conversion Price.

(iii)  Change in Option Price or Conversion Rate. If (1) the purchase price provided for in any Option referred to above, (2) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to above, or (3) the rate at which Convertible Securities referred to above are convertible into or exchangeable for Common Stock, shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution).

(iv)  Share Dividends or Distributions. In case the Corporation shall declare a dividend or make any other distribution upon any Common or Preferred Stock payable in Common Stock, Options or Convertible Securities, any such Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(v)  Consideration for Shares. In case any Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as is determined by the Board of Directors.

(vi)  Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii)  Treasury Shares. The disposition of any Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this paragraph.

(b) Notwithstanding the foregoing anything contrary in this Certificate, the anti-dilution provisions contained herein shall apply to the issuance of any additional securities of the Corporation, except for the following:

(i)  shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series B Preferred Stock;

(ii)  shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by the provisions hereof;

(iii)  shares of Common Stock or Options issued to employees, officers or directors of the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;

(iv)  Convertibles Securities as may be issued and/or sold pursuant to (A) that certain Securities Purchase Agreement, dated as of May 31, 2007, among the Corporation and the purchasers signatory and party thereto (the “Purchase Agreement”) and (B) the Senior Secured Convertible Notes issued in connection therewith (the “Notes); provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities;

(v)  shares of Common Stock issued in lieu of cash interest payments pursuant to the Notes; provided that such issuances are undertaken pursuant to the terms of the Notes and the interest rate and issuance price of such shares underlying such Notes have not been amended since the date hereof;

(vi)  shares of Common Stock issued upon conversion of the Series A Preferred Stock pursuant to, as the case may be, the terms of that certain Series A Amendment Agreement and Consent, dated as of May 31, 2007, among the Corporation and holders of shares of Series A Preferred Stock signatory thereto (the “Series A Amendment Agreement”) or the terms of this Second Amended and Restated Certificate of Incorporation; provided that such securities have not been amended since the date of hereof to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities except as set forth in the Series A Amendment Agreement and this Second Amended and Restated Certificate of Incorporation;

(vii)  shares of Common Stock or other equity securities of the Corporation convertible into Common Stock issued pursuant to an offering of up to the aggregate of $2,000,000, provided such financing is closed by December 31, 2008, and provided further that the purchase price, the conversion or exercise price is not less than $0.008 per share, subject to adjustment for reverse and forward stock splits and the like;

(viii)  shares of Common Stock, Options or Convertible Securities issued pursuant to an agreement pursuant to which the Corporation makes a strategic acquisition of the assets, equity or business of another person, provided that no party to any such agreement shall be an officer, director, holder of Common Stock or other affiliate of the Company or affiliate of any such officer, director or holder of Common Stock; provided further that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; or

(ix)  shares of Common Stock actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities set forth in (i) through (viii) above, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; provided further that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities.

(11)  No Impairment. The Corporation will not, by amendment of this Second Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of all or a substantial portion of its assets, consolidation, merger, dissolution, issue or sale of securities, closing or transfer books or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Second Amended and Restated Certificate of Incorporation by the Corporation, but will at all times in good faith assist in carrying out all the provisions of this Second Amended and Restated Certificate of Incorporation and in taking all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of Series B Preferred Stock against impairment.

(12)  Status of Acquired Shares. Shares of Series B Preferred Stock acquired by the Corporation shall be restored to the status of authorized but unissued shares of capital stock, without designation as to series, and, subject to the other provisions hereof, may thereafter be issued.

(13)  Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof, unless to do so would contravene the present valid and legal intent of the Corporation and the initial purchaser of the Series B Preferred Stock.

(14) Amendment and Waiver. The holders of shares of Series B Preferred Stock may, by affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the shares of Series B Preferred Stock then outstanding, amend, modify or waive any provisions or terms of this Certificate or any obligations or rights of the holders of the Series B Preferred Stock and of the Corporation set forth in this Second Amended and Restated Certificate of Incorporation. Except as otherwise required by law, holders of Common Stock and any other series of Preferred Stock of the Corporation, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation that relates solely to the terms of the Series B Preferred Stock.

ARTICLE V

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a)  The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b)  Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

(c)  Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d)  Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e)  Provisions that permit the Corporation to redeem or exchange such rights.

(f)  The appointment of a rights agent with respect to such rights.

ARTICLE VI

(a)  Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Second Amended and Restated Certificate of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws.

(b)  Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

(c)  Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as set forth in this Second Amended and Restated Certificate of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled, unless the Board of Directors otherwise determines, only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the sole remaining director, and not by stockholders. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d)  Subject to the rights of the holders of any series of Preferred Stock or any other series or class of capital stock as set forth in this Second Amended and Restated Certificate of Incorporation, to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock, voting together as a single class. For the purposes of this Second Amended and Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VII

(a)  In furtherance of, and not in limitation of, the powers conferred by applicable law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto.

(b)  The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VIII

(a)  Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b)  The Corporation may, by action of the Board of Directors or through the adoption of Bylaws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Second Amended and Restated Certificate of Incorporation or otherwise by the Corporation.

(c)  The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

(d)  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII.

(e)  Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

(a)  The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the DGCL, as now or hereafter in effect. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

(b)  Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation inconsistent with this Article IX, shall adversely affect any right or protection of any director established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Except as may be expressly provided in this Second Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Second Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Knobias, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be signed by the undersigned officer, thereunto duly authorized, this _____ day of October, 2007.

KNOBIAS, INC.

By	/s/ Steven B. Lord
Steven B. Lord President